UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2025

Date of Report (Date of earliest event reported)

BITCOIN INFRASTRUCTURE ACQUISITION CORP LTD.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1200 N. Federal Hwy, Suite 200 Boca Raton, FL 33432	33432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 207-0090

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	BIXIU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	BIXI	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	BIXIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 19, 2025, Bitcoin Infrastructure Acquisition Corp Ltd. (the “Company”) entered into a Consulting Agreement with Ryan Gentry (the “Gentry Consulting Agreement”) pursuant to which Mr. Gentry agreed to provide the Company with consulting services, which may include but are not limited to, assisting with analysis and advice regarding the potential investment opportunities for special purpose acquisition companies, accounting and bookkeeping, and administrative support. Pursuant to the terms of the Consulting Agreement, Mr. Gentry is entitled to a consulting fee of $12,500 per month, payable at the end of each monthly period. The Consulting Agreement will terminate automatically upon completion of a business combination by the Company, unless sooner terminated by either party subject to the terms and conditions therein.

The Gentry Consulting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Consulting Agreement dated December 19th, 2025, between Bitcoin Infrastructure Acquisition Corp. Ltd. and Ryan Gentry.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated December 22, 2025

Bitcoin Infrastructure Acquisition Corp Ltd.

By:	/s/ James DeAngelis
Name:	James DeAngelis
Title:	Chief Financial Officer

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